Exhibit 23.2

NETHERLAND, SEWELL & ASSOCIATES, INC.

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the references to our firm, in the context in which they appear, and to the information regarding our reserves estimates relating to the properties acquired by Kodiak Oil & Gas Corp. (the “Company”) on January 10, 2012, included in the Company’s Current Report on Form 8-K dated January 10, 2012 (the “8-K”).

We also hereby consent to the incorporation by reference in the Registration Statements (Nos. 333-173520, 333-169517, 333-168644 and 333-152311) on Form S-3, and Registration Statements (Nos. 333-168039, 333-144878 and 333-138704) on Form S-8, of the references to our firm, in the context in which they appear, and to the information regarding our reserves estimates relating to the properties acquired by the Company on January 10, 2012, included in the 8-K.

NETHERLAND SEWELL & ASSOCIATES, INC.

By:	/s/ C.H. (Scott) Rees III, P.E.
C.H. (Scott) Rees III, P.E.
Chairman and Chief Executive Officer

Dallas, Texas

March 26, 2012